For Immediate Release
October 19, 2005

AJS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS,
INCREASE TO STOCK REPURCHASE PROGRAM AND AN INITIAL
CASH DIVIDEND OF $.10 PER SHARE

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $253,000 for the quarter ended September 30, 2005 as compared to $442,000 for the same quarter in 2004. Basic and diluted earnings were $0.12 per share for the quarter ended September 30, 2005 and $0.20 per share for the quarter ended September 30, 2004. The decrease in net income resulted from a decrease in net interest income and a decrease in non-interest income offset by a decrease in non-interest expense.

The Company also announced today that its Board of Directors has authorized the Company to add an additional 50,000 shares to the current stock repurchase program. The Company had previously authorized a repurchase of 217,000 shares of which 183,944 shares have already been repurchased. The repurchases generally would be effected through open market purchases, although the Company does not rule out the possibility of unsolicited negotiated transactions or other types of repurchases.

Also, the Company’s Board of Directors announced today that it has declared an initial quarterly dividend of $0.10 cents per share. The dividend is payable on November 25, 2005, to stockholders of record on November 10, 2005. Subject to Office of Thrift Supervision approval, AJS Bancorp, MHC (the “MHC”) intends to waive 80% of the quarterly dividend due on its 1,227,554 shares. At September 30, 2005, the Company held cash totaling $12.6 million. At September 30, 2005 the Bank’s tier 1 capital as well as its tangible capital ratio was 11.3%, and its risk-based capital ratio was 24.6%.

Total assets as of September 30, 2005 were $261.8 million, a decrease of $9.1 million or 5.6% from $270.9 million at December 31, 2004. The decrease was primarily due to decreases in cash and cash equivalents, loans, and Federal Home Loan Bank (FHLB) stock, partially offset by increases in securities. Cash and cash equivalents decreased $4.4 million or 26.1% to $12.6 million at September 30, 2005 from $17.0 million at December 31, 2004. Loans receivable decreased $9.2 million or 5.6% to $154.1 million at September 30, 2005 from $163.3 million at December 31, 2004. FHLB stock decreased $7.1 million to $5.4 million at September 30, 2005 from $12.5 million at December 31, 2004. The Company decreased its investment in FHLB stock due to uncertainty regarding the payment and level of the FHLB dividend. There was no gain or loss on the sale of the FHLB stock. Securities increased $12.1 million to $73.7 million at September 30, 2005 from $61.6 million at December 31, 2004. The increase was due to purchases of fixed-rate government-backed notes and bonds, an additional investment in the adjustable-rate ARM fund, and mortgage-backed securities. These investments provided slightly higher yields than overnight federal fund investments, without locking into longer-term investments. The notes and bonds mature in three years or less, the ARM fund can be redeemed at any time and reprices on average every six months to a year, and the mortgage-backed securities are expected to mature in less than ten years, however prepayments may cause them to pay down at a faster pace. Total deposits decreased $5.3 million or 2.7% to $192.8 million at September 30, 2005 from $198.1 million at December 31, 2004. FHLB advances decreased to $33.3 million at September 30, 2005 from $36.3 million at December 31, 2004.

The Company had non-performing assets of $506,000 as of September 30, 2005 and $983,000 as of December 31, 2004. The allowance for loan losses was $1.7 million at September 30, 2005 and $1.8 million at December 31, 2004. The ratio of our allowance for loan losses to gross loans receivable was 1.09% at September 30, 2005 and 1.12% at December 31, 2004.

Total stockholders’ equity decreased $2.0 million to $28.6 million or 10.9% of assets at September 30, 2005 from $30.5 million or 11.3% of assets at December 31, 2004. The decrease in stockholders’ equity during the past nine months primarily resulted from the repurchase of shares of the Company’s stock and the decrease in other comprehensive income due to the lower fair market value of securities available for sale. This decrease was offset by net income of $953,000 for the nine months ended September 30, 2005.

INCOME INFORMATION –THREE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004:

Net interest income decreased by $161,000 or 8.6% to $1.7 million for the quarter ended September 30, 2005 when compared to the same quarter in 2004. The decrease in net interest income was primarily due to the higher cost of average interest-bearing liabilities and the resulting decrease in the net interest rate spread. The higher cost of interest-bearing liabilities is primarily due to rising short-term interest rates. Our net interest rate spread decreased 32 basis points to 2.40% from 2.72% while our net interest margin decreased 25 basis points to 2.70% from 2.95%. The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.51% for the three months ended September 30, 2005 from 110.48% for the same period in 2004.

There was a negative provision for loan losses of $37,000 during the three months ended September 30, 2005 compared to a negative provision for loan losses of $57,000 for the three months ended September 30, 2004. There were no loan loss recoveries during the three months ended September 30, 2005, and $57,000 in recoveries during the three months ended September 30, 2004. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended September 30, 2005 or 2004. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of losses in the loan portfolio, which required a reduction of the provision of loan losses for the three months ended September 30, 2005. The decreased risk is reflected in the reduction of the non-performing assets referenced in the balance sheet information above. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income decreased $72,000 to $228,000 for the quarter ended September 30, 2005 from $300,000 for the comparable quarter in 2004. The decrease in non-interest income is primarily the result of a $32,000 decrease in insurance commissions, and a $43,000 decrease in service charges on accounts. The decrease in insurance commissions is due to lower sales of variable and fixed-rate annuities. The decrease in service charges on accounts is primarily due to a reduction in prepayment penalties collected for the comparable quarter, and less late charges collected on loan accounts. Prepayment penalties are usually received when a commercial loan pays off within the first three years following origination, and the decision to prepay the loan is usually the customer’s choice. Therefore, the income from prepayment penalties is uncertain and is based on business decisions by our commercial loan customers. Late fee charges have decreased reflecting fewer delinquent loans.

Non-interest expense decreased by $32,000 to $1.5 million for the quarter ended September 30, 2005 when compared to expense for the same quarter in 2004. The decrease was primarily due to a decrease in salaries and employee benefit costs, offset by an increase in advertising and promotion costs. Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees to 64 for the quarter ended September 30, 2005 when compared to 70 for the quarter ended September 30, 2004.

Our federal and state taxes decreased $32,000 to $235,000 for the quarter ended September 30, 2005 from $267,000 in the same period of 2004. This is primarily the result of lower pre-tax income, offset by an upward revision to the tax accrual estimate during the quarter ended September 30, 2005 as compared to the same quarter in 2004. The Company increased its tax accrual based on revisions to certain estimated deferred and permanent tax items from what had been estimated in previous 2005 quarters.

INCOME INFORMATION – NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004:

Net interest income decreased by $412,000 or 7.2% to $5.3 million for the nine months ended September 30, 2005 from $5.7 million for the same period in 2004. The decrease in net interest income was due to the decreased yield on interest-earning assets and the increased cost of average interest-bearing liabilities and the resulting decrease in the net interest rate spread. Average interest earning assets were $257.4 million and $245.0 million during the comparative 2005 and 2004 nine-month periods while the average yield was 5.04% and 5.14%, respectively. Average interest bearing liabilities were $229.1 million and $218.3 million during the comparative 2005 and 2004 nine-month periods while the average cost was 2.59% and 2.29%, respectively. Our net interest rate spread decreased 40 basis points to 2.45% from 2.85% while our net interest margin decreased 37 basis points to 2.73% from 3.10%. The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.34% for the nine months ended September 30, 2005 from 112.23% for the same period in 2004. The decrease in our net interest rate spread and net interest margin reflects the flattening yield curve, in which short-term interest rates are rising faster than long-term interest rates.

There was a negative provision for loan losses of $129,000 for the nine months ended September 30, 2005 compared to a negative loan loss provision of $72,000 for the nine months ended September 30, 2004. There was $54,000 in loan loss recoveries during the nine months ended September 30, 2005, and $72,000 in recoveries during the nine months ended September 30, 2004. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the nine months ended September 30, 2005 or 2004. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the nine months ended September 30, 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased to $706,000 for the nine months ended September 30, 2005 from $682,000 for the comparable period in 2004. The $24,000 increase was the result of an increase in other non-interest income offset by a decrease in insurance commission income at September 30, 2005 when compared to the nine months ended September 30, 2004.

Non-interest expense decreased by $28,000 to $4.6 million for both the nine month periods ended September 30, 2005 and 2004. The decrease was due to a $133,000 decrease in salaries and employee benefits offset by a $54,000 increase in advertising and promotion costs and $51,000 increase occupancy costs. Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees to 64 for the nine months ended September 30, 2005 when compared to 70 for the comparable period in 2004.

Our federal and state taxes decreased $107,000 to $569,000 for the nine months ended September 30, 2005 from $676,000 in the same period of 2004. This is primarily the result of lower pre-tax income that occurred during the nine months ended September 30, 2005.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich President 708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS & INCOME STATEMENTS
Dollars in thousands (except per share data)
(Unaudited)

	30-Sep-05	31-Dec-04
ASSETS

Cash and due from financial Institutions	$11,963	$13,717
Federal funds Sold	620	3,314

TOTAL CASH AND CASH EQUIVALENTS	12,583	17,031

Certificates of Deposit	8,984	9,783
Securities	73,719	61,615
Loans receivable net of allowance for loan loss
of $1,701 at September 30, 2005, and $1,847
at December 31, 2004	154,127	163,291
Federal Home Loan Bank Stock	5,356	12,459
Premises and equipment	4,590	4,760
Accrued interest receivable & other assets	2,414	1,930

TOTAL ASSETS	$261,773	$270,869

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits	192,764	$198,056
Federal Home Loan Bank advances	33,250	36,250
Advance payments by borrowers for taxes
and insurance	2,515	1,795
Accrued expenses and other liabilities	4,671	4,238

TOTAL LIABILITIES	233,200	240,339
TOTAL EQUITY	28,573	30,530

TOTAL LIABILITIES AND EQUITY	$261,773	$270,869

	30-Sep-05	30-Sep-04
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$6,891	$7,057
Securities	1,973	1,629
Interest earning deposits & other	831	707
Federal Funds Sold	37	43

TOTAL INTEREST INCOME	9,732	9,436

INTEREST EXPENSE ON DEPOSITS
Deposits	3,379	2,979
Federal Home Loan Bank & Other	1,075	767

Total Interest Expense	4,454	3,746

NET INTEREST INCOME	5,278	5,690
Provision for loan losses	(129)	(72)

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,407	5,762

NON-INTEREST INCOME
Insurance commissions	144	159
Service charges on accounts	384	382
Other	178	141

TOTAL NON-INTEREST INCOME	706	682

NON-INTEREST EXPENSE
Salaries and employee benefits	2,606	2,739
Occupancy	627	576
Advertising & promotion	317	263
Data processing	294	284
Other	747	757

TOTAL NON-INTEREST EXPENSE	4,591	4,619

INCOME BEFORE INCOME TAXES	1,522	1,825
Income Tax Expense	569	676

NET INCOME	$953	$1,149

AJS BANCORP, INC.
CONSOLIDATED CONDENSED INCOME STATEMENTS
Dollars in thousands For the Three months ended 9/30/05

	For the Three Months ended 9/30/2005	For the Three Months ended 9/30/2004
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,266	$2,362
Securities	721	601
Interest earning deposits & other	246	256
Federal Funds Sold	4	17

TOTAL INTEREST INCOME	3,237	3,236

INTEREST EXPENSE ON DEPOSITS
Deposits	1,174	1,036
Federal Home Loan Bank & Other	346	322

Total Interest Expense	1,520	1,358

NET INTEREST INCOME	1,717	1,878
Provision for loan losses	(37)	(57)

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	1,754	1,935

NON-INTEREST INCOME
Insurance commissions	38	70
Service charges on accounts	121	164
Other	69	66

TOTAL NON-INTEREST INCOME	228	300

NON-INTEREST EXPENSE
Salaries and employee benefits	862	919
Occupancy	211	206
Advertising & promotion	94	85
Data processing	95	89
Other	232	227

TOTAL NON-INTEREST EXPENSE	1,494	1,526

INCOME BEFORE INCOME TAXES	488	709
Income Tax Expense	235	267

NET INCOME	$253	$442

AJS Bancorp, Inc.
Financial Highlights
(unaudited)

	September 30, 2005	December 31, 2004
	(In thousands)
Selected Financial Highlights:
Total assets	$261,773	$270,869
Loans receivable, net	154,127	163,291
Securities	73,719	61,615
Deposits	192,764	198,056
Federal Home Loan Bank advances	33,250	36,250
Stockholders' equity	28,573	30,530

Book value per share (1)	13.25	13.58

Number of shares outstanding (2)	2,156,734	2,248,238

	Three months ended September 30, 2005	Three months ended September 30, 2004
	(In thousands except per share information)
Selected Operations Data:
Total interest income	$3,237	$3,236
Total interest expense	1,520	1,358

Net interest income	1,717	1,878
Provision for loan losses	(37)	(57)

Net interest income after provision
for loan losses	1,754	1,935
Noninterest income	228	300
Noninterest expense	1,494	1,526

Income before taxes	488	709
Income tax provision	235	267

Net income	253	442

Earnings per share, basic and diluted	$0.12	$0.20

	Three months ended September 30, 2005	Three months ended September 30, 2004

Selected Operating Ratios:
Return on average assets	0.38%	0.66%
Return on average equity	3.51%	5.90%
Interest rate spread during the period	2.40%	2.72%
Net interest margin	2.70%	2.95%
Average interest-earning assets to average interest-
bearing liabilities	112.51%	110.48%
Efficiency ratio (3)	76.81%	70.06%

	Nine months ended September 30, 2005	Nine months ended September 30, 2004
	(In thousands except per share information)
Selected Operations Data:
Total interest income	$9,732	$9,436
Total interest expense	4,454	3,746

Net interest income	5,278	5,690
Provision for loan losses	(129)	(72)

Net interest income after provision
for loan losses	5,407	5,762
Noninterest income	706	682
Noninterest expense	4,591	4,619

Income before taxes	1,522	1,825
Income tax provision	569	676

Net income	953	1,149

Earnings per share, basic	$0.44	$0.51
Earnings per share, diluted	$0.43	$0.50

	Nine months ended September 30, 2005	Nine months ended September 30, 2004

Selected Operating Ratios:
Return on average assets	0.48%	0.60%
Return on average equity	4.29%	4.88%
Interest rate spread during the period	2.45%	2.85%
Net interest margin	2.73%	3.10%
Average interest-earning assets to average interest-
bearing liabilities	112.34%	112.23%
Efficiency ratio (3)	76.72%	72.49%

	As of September 30, 2005	As of December 31, 2004

Asset Quality Ratios:
Non-performing assets to total assets	0.19%	0.36%
Allowance for loan losses to non-performing loans	335.50%	187.89%
Allowance for loan losses to loans receivable, gross	1.09%	1.12%

(1)	Shareholders' equity divided by number of shares outstanding.
(2)	Total shares issued, less unearned ESOP shares, and treasury shares.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.